UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 14, 2023 (September 9, 2023)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02Unregistered Sales of Equity Securities.

The information included under Item 5.03 is incorporated herein by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2023, the Articles of Association of Transocean Ltd. (the “Company”) were amended (as amended, the “Articles of Association”) to reflect changes in the Company’s total issued share capital resulting from the issuance of 11,870,376 shares, CHF 0.10 par value, of the Company (the “New Shares”) to one of the Company’s wholly-owned subsidiaries at par value for a total consideration of CHF 1,187,037.60 (the “Capital Increase”). The Company’s Articles of Association now reflect a share capital of CHF 84,371,527.60 divided into 843,715,276 fully paid registered shares.

The Capital Increase was made pursuant to agreements (the “Purchase Agreements”) entered into by the Company on September 9, 2023, with holders of the outstanding equity interests of Liquila Ventures Ltd. (“Liquila”), a company formed to acquire the newbuild ultra-deepwater drillship Deepwater Aquila.  Pursuant to the Purchase Agreements, the Company agreed to issue the New Shares to the outstanding equity holders of Liquila in exchange for all of their respective equity interests in Liquila. Upon consummation of the transactions contemplated by the Purchase Agreements, the Company will own all of the issued and outstanding equity interest in Liquila indirectly through its subsidiaries.

The issuance and sale of the New Shares described in this Item 5.03 was made in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving a public offering.

The foregoing description of the Articles of Association does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Association, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On September 14, 2023, the Company announced a three-year award for Deepwater Aquila with a national oil company for work offshore Brazil. The contract is expected to commence in the third quarter of 2024 and represents approximately $486 million in firm backlog, excluding a mobilization fee of approximately 90 times the contract dayrate. A copy of the press release relating to this fixture is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Articles of Association of Transocean Ltd.
99.1	Transocean Ltd. Announces $486 Million Contract for Deepwater Aquila.
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: September 14, 2023	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person